Exhibit 99.1

Oceaneering Reports Fourth Quarter and Full Year 2017 Results

HOUSTON, February 22, 2018 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported net income of $173.6 million, or $1.76 per share, on revenue of $484 million for the three months ended December 31, 2017. Adjusted net loss was $8.0 million, or $(0.08) per share, reflecting the impact of $181.6 million of adjustments, primarily a $189.1 million noncash tax benefit due to recent United States tax reform. During the prior quarter ended September 30, 2017, Oceaneering reported a net loss of $1.8 million, or $(0.02) per share, on revenue of $476 million, and adjusted net income of $3.2 million, or $0.03 per share.

For the full year 2017, Oceaneering reported net income of $166.4 million, or $1.68 per share, on revenue of $1.9 billion. Adjusted net loss was $6.8 million, or $(0.07) per share, reflecting the impact of $173.2 million of adjustments, primarily a $189.1 million noncash tax benefit due to recent United States tax reform. This compared to 2016 net income of $24.6 million, or $0.25 per share, on revenue of $2.3 billion, and adjusted net income of $73.2 million, or $0.74 per share.

Adjusted operating income, operating margin, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins and forecasted 2018 EBITDA) and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and EBITDA Margins, 2018 EBITDA Estimates, Free Cash Flow, Adjusted Operating Income and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Years Ended
	Dec 31,		Sep 30,	Dec 31,

	2017	2016	2017	2017	2016

Revenue	$484,175	$488,445	$476,120	$1,921,507	$2,271,603
Gross Margin	41,299	51,071	54,885	194,610	279,227
Income (Loss) from Operations	(9,115)	(3,859)	10,531	10,656	70,764
Net Income (Loss)	$173,568	$(11,028)	$(1,768)	$166,398	$24,586

Diluted Earnings Per Share (EPS)	$1.76	$(0.11)	$(0.02)	$1.68	$0.25

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "While 2017 was certainly a challenging year, we are pleased that each of our operating segments remained profitable, and overall, we generated adjusted EBITDA of $222 million.  We accomplished this by winning significant new business and protecting market share, executing well for our customers, and maintaining an impressive safety record.

"On an adjusted basis for the fourth quarter, operating income was $20.4 million lower than that of the immediately preceding quarter, due to reduced profit contributions from each of Oceaneering's segments. The anticipated impacts from seasonality and the continued lower levels of activity and pricing in our oilfield segments were, overall, in line with our expectations. However, results for Advanced Technologies disappointed, with a decline in profitability instead of the improvement we had anticipated. Overall, our operating results and EBITDA were slightly less than our expectations, and each of our operating segments remained profitable.

"Compared to the third quarter, adjusted ROV operating income for the fourth quarter was down, resulting from approximately a 12% reduction of revenue and 15% fewer days utilized. The fourth quarter results included $7.3 million of revenue associated with the sale of ROV accessory equipment that was integrated into a customer's rigs. This equipment sale increased our calculated ROV average revenue per day-on-hire and our profitability.

"At the end of December 2017, our ROV fleet size of 279 vehicles remained unchanged from September 30, 2017. Our fleet utilization for the fourth quarter was 42%, down from 50% in the third quarter. Our fleet use mix during this period was 66% in drill support and 34% for vessel-based activity, compared to 61% and 39%, respectively, in the prior quarter. The quarterly decline in the utilization percentage of our ROV fleet was primarily attributable to seasonality associated with the global vessel market.

"On an adjusted basis, compared to the third quarter, Subsea Products operating income was slightly lower during the fourth quarter. As we anticipated, Subsea Products revenue was higher, due to increased activity and profitability in our service and rental business unit, but that improvement was offset by decreased margins in manufactured products. Our Subsea Products backlog at December 31, 2017 was $276 million, compared to our September 30, 2017 backlog of $284 million. Our book-to-bill ratio was 0.95 and 0.75 for the fourth quarter and full year of 2017, respectively.

"Sequentially, Subsea Projects operating income was down during the fourth quarter. The decline was principally driven by the seasonal decrease in vessel and diving activities, and the completion of the Island Pride contract offshore India during the fourth quarter. Asset Integrity operating income modestly decreased as projected, on increased revenue at lower market pricing.

"Advanced Technologies operating income declined, on increased revenue, due to execution issues and additional costs incurred for commercial programs. Unallocated Expenses were higher than expected, due to an unanticipated adverse judgment in an uninsured liability claim.

"A $189.1 million benefit related to recent United States tax reform is included in our tax provision. Excluding the impact of United States tax reform, our tax provision was the result of geographical mix of earnings and losses that resulted in taxes in certain jurisdictions that exceeded the tax benefit from the losses in other jurisdictions, which could not be realized in the quarter due to valuation allowances provided.

"For 2018, overall, we project our consolidated revenue to be down slightly, with decreases in three of our energy segments, offset by increases in Asset Integrity and Advanced Technologies. We continue to project our 2018 results to be lower than our 2017 results, due to reduced pricing for our service and product offerings and lower absorption of our manufacturing fixed costs resulting from lower expected throughput. For the year, we anticipate generating $140 million to $180 million of EBITDA, with positive EBITDA contributions from each of our operating segments.

"At the midpoint of this range, our EBITDA for 2018 would represent a decline of about 28% from 2017 adjusted EBITDA.  This decline should not be misconstrued as a further deterioration of our markets. With the exception of seasonality, we view the current market to be relatively stable.

"Operationally, we anticipate ROVs, Subsea Products and Subsea Projects results to be lower, with the largest declines in profitability occurring in Subsea Products and Subsea Projects. For ROVs, we project increased days on hire, however, with lower operating results, due to a shift in geographic mix and continued competitive pricing that we expect to drive our average revenue per day lower. We expect Subsea Products segment results to decline due to anticipated lower pricing and manufacturing throughput, as we enter the year with less backlog compared to 2017, and the natural lag effect between our customer's financial investment decisions and order awards. Until we see an increase in Subsea Products backlog and throughput, our outlook is that margins will weaken further into the low- to mid-single digit range.

"Our Subsea Projects segment is expected to have a more challenging year with reduced international vessel and diving activity, and continued competitive pressures on vessel dayrates in the spot call out market in the Gulf of Mexico, and the regulatory drydocking of the Ocean Intervention. Unlike 2017, we are entering 2018 with no meaningful fixed-term vessel contracts with our customers. For Asset Integrity, results are expected to increase slightly year-over-year. Our Advanced Technologies results are projected to be higher, due to increased activity within our entertainment group, supporting the theme park arena. We anticipate Unallocated Expenses to increase $12 million to $18 million in 2018, interest expense to be notably higher, and our effective tax benefit rate to be approximately 5% before discrete items.

"We believe our first quarter 2018 operating results will be lower than our fourth quarter results, due to a continuation of low levels of offshore activity. The decline will be lead by operating losses in our Subsea Products, Subsea Projects, and ROV segments. We expect near breakeven operating levels in our Asset Integrity segment. For Advanced Technologies, we project our operating results to improve, and we expect our Unallocated Expenses to be higher.

"For 2018, we expect our organic capital expenditures to total between $80 million and $120 million. This includes approximately $40 million to $50 million of maintenance capital expenditures and $40 million to $70 million of growth capital expenditures, including the final payments to complete the Jones Act vessel Ocean Evolution and well intervention equipment. We believe our liquidity (including $430 million in cash at year end and a $500 million revolving credit facility) provides us ample resources to manage our business through the cycle, and to position ourselves for the eventual upturn in offshore activity.

"To increase our liquidity runway, in early February 2018 we issued $300 million of ten-year senior notes through a public offering. We used the net proceeds to repay our outstanding $300 million term loan due October 2019. We also amended our Credit Agreement to extend the maturities of our $500 million undrawn unsecured revolving credit facility, such that the total commitments for the revolving credit facility will be $500 million until October 2021 and thereafter $450 million until January 2023. As a result, our next scheduled debt principal maturity is in November 2024.

"Beyond 2018, with stable and improving long-term oil prices, we foresee an increase in offshore expenditures and improving demand for our energy-related services and products. Meanwhile, we continue to look for opportunities to grow organically and via acquisitions."

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of the Company. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: statements about backlog, to the extent backlog may be an indicator of future revenue or profitability; outlook for the full year and first quarter of 2018, anticipated EBITDA, EBITDA contributions from each of its segments, and belief that the 2018 decline in EBITDA compared to 2017 should not be misconstrued as a further deterioration of its markets; expected contributions of its segments to the operating results and the associated explanations; overall view of the markets; expectation about Subsea Products margins; our expectation that Advanced Technologies operating income should improve due to increased activity within the commercial theme park arena; expectations about interest expense; anticipated effective tax benefit rate before discrete items; expectations about capital expenditures; belief that its liquidity, including cash at year end and credit facility provide it with ample resources to manage its business through the cycle, and to position itself for the eventual upturn in offshore activity; characterization of an upturn in offshore activity as eventual; expectations about stable and improving long-term oil prices, offshore expenditures and improving demand for its energy-related services and products; and intention to look for opportunities to resume growth organically and via acquisitions. The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include backlog, costs, capital expenditures, future earnings, capital allocation strategies, dividend levels, sustainability of dividend levels, liquidity, competitive position, financial flexibility, debt levels, forecasts or expectations regarding business outlook; growth for Oceaneering as a whole and for each of its segments (and for specific products or geographic areas within each segment); factors affecting the level of activity in the oil and gas industry; supply and demand of drilling rigs; oil and natural gas demand and production growth; oil and natural gas prices; fluctuations in currency markets worldwide; the loss of major contracts or alliances; future global economic conditions; and future results of operations. For a more complete discussion of these risk factors, please see Oceaneering’s latest annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

Oceaneering is a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of its applied technology expertise, Oceaneering also serves the defense, entertainment, and aerospace industries.
For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Suzanne Spera
Director, Investor Relations
Oceaneering International, Inc.
713-329-4707
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Dec 31, 2017	Dec 31, 2016
				(in thousands)
ASSETS
Current Assets (including cash and cash equivalents of $430,316 and $450,193)				$1,187,402	$1,262,595
Net Property and Equipment				1,064,204	1,153,258
Other Assets				772,344	714,462
TOTAL ASSETS				$3,023,950	$3,130,315

LIABILITIES AND EQUITY
Current Liabilities				$435,797	$508,364
Long-term Debt				792,312	793,058
Other Long-term Liabilities				131,323	312,250
Equity				1,664,518	1,516,643
TOTAL LIABILITIES AND EQUITY				$3,023,950	$3,130,315

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Year Ended
	Dec 31, 2017	Dec 31, 2016	Sep 30, 2017	Dec 31, 2017	Dec 31, 2016
	(in thousands, except per share amounts)

Revenue	$484,175	$488,445	$476,120	$1,921,507	$2,271,603
Cost of services and products	442,876	437,374	421,235	1,726,897	1,992,376
Gross Margin	41,299	51,071	54,885	194,610	279,227
Selling, general and administrative expense	50,414	54,930	44,354	183,954	208,463
Income (loss) from Operations	(9,115)	(3,859)	10,531	10,656	70,764
Interest income	1,976	1,479	1,997	7,355	3,900
Interest expense	(5,300)	(6,394)	(8,650)	(27,817)	(25,318)
Equity earnings (losses) of unconsolidated affiliates	(185)	(299)	(424)	(1,983)	244
Other income (expense), net	(2,154)	579	(1,287)	(6,055)	(6,244)
Income (loss) before Income Taxes	(14,778)	(8,494)	2,167	(17,844)	43,346
Provision for income taxes (benefit)	(188,346)	2,534	3,935	(184,242)	18,760
Net income (loss)	$173,568	$(11,028)	$(1,768)	$166,398	$24,586

Weighted average diluted shares outstanding	98,852	98,064	98,270	98,764	98,424
Diluted Earnings (loss) per Share	$1.76	$(0.11)	$(0.02)	$1.68	$0.25

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION
		For the Three Months Ended			For the Year Ended
		Dec 31, 2017	Dec 31, 2016	Sep 30, 2017	Dec 31, 2017	Dec 31, 2016
		($ in thousands)

Remotely Operated Vehicles	Revenue	$91,584	$108,352	$104,617	$393,655	$522,121
	Gross Margin	$9,154	$13,079	$12,102	$50,937	$59,038
Operating Income		$1,056	$4,031	$5,009	$22,366	$25,193
Operating Income %		1%	4%	5%	6%	5%
	Days available	25,737	25,684	25,695	101,951	112,588
	Days utilized	10,785	12,745	12,742	47,282	59,963
	Utilization %	42%	50%	50%	46%	53%

Subsea Products	Revenue	$156,398	$149,052	$143,583	$625,513	$692,030
	Gross Margin	$24,384	$20,988	$24,949	$97,086	$140,275
Operating Income		$11,121	$4,068	$12,383	$45,539	$75,938
Operating Income %		7%	3%	9%	7%	11%
Backlog at end of period		$276,000	$431,000	$284,000	$276,000	$431,000

Subsea Projects	Revenue	$73,376	$94,096	$80,116	$291,993	$472,979
	Gross Margin	$4,348	$6,245	$10,187	$25,021	$51,392
Operating Income		$580	$2,421	$6,512	$10,279	$34,476
Operating Income %		1%	3%	8%	4%	7%

Asset Integrity	Revenue	$64,830	$59,938	$61,098	$236,778	$275,397
	Gross Margin	$9,243	$12,428	$9,754	$37,382	$41,458
Operating Income		$2,159	$3,197	$3,050	$11,231	$7,551
Operating Income %		3%	5%	5%	5%	3%

Advanced Technologies	Revenue	$97,987	$77,007	$86,706	$373,568	$309,076
	Gross Margin	$8,383	$7,692	$11,833	$44,421	$33,784
Operating Income		$2,779	$1,331	$6,602	$22,039	$11,809
Operating Income %		3%	2%	8%	6%	4%

Unallocated Expenses
Gross Margin		$(14,213)	$(9,361)	$(13,940)	$(60,237)	$(46,720)
Operating Income		$(26,810)	$(18,907)	$(23,025)	$(100,798)	$(84,203)

TOTAL	Revenue	$484,175	$488,445	$476,120	$1,921,507	$2,271,603
	Gross Margin	$41,299	$51,071	$54,885	$194,610	$279,227
Operating Income (Loss)		$(9,115)	$(3,859)	$10,531	$10,656	$70,764
Operating Income (Loss) %		(2)%	(1)%	2%	1%	3%

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Year Ended
	Dec 31, 2017	Dec 31, 2016	Sep 30, 2017	Dec 31, 2017	Dec 31, 2016
	(in thousands)

Capital expenditures, including acquisitions	$33,780	$56,624	$29,878	$104,958	$142,513

Depreciation and Amortization:
Oilfield
Remotely Operated Vehicles	$27,445	$29,552	$28,269	$113,979	$140,967
Subsea Products	13,437	13,795	13,340	52,561	53,759
Subsea Projects	8,127	8,595	7,881	31,869	34,042
Asset Integrity	2,336	2,600	2,139	7,715	14,336
Total Oilfield	51,345	54,542	51,629	206,124	243,104
Advanced Technologies	794	791	796	3,171	3,120
Unallocated Expenses	900	954	1,088	4,224	4,023
Total depreciation and amortization	$53,039	$56,287	$53,513	$213,519	$250,247

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income and Diluted Earnings per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2018 EBITDA Estimates, and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA margins, Adjusted EBITDA and Adjusted EBITDA margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Dec 31, 2017		Dec 31, 2016		Sep 30, 2017
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
	(in thousands, except per share amounts)

Net Income (Loss) and Diluted EPS as reported in accordance with GAAP	$173,568	$1.76	$(11,028)	$(0.11)	$(1,768)	$(0.02)
Pre-tax adjustments for the effects of:
Restructuring expenses	—		11,809		—
Charge related to prior year non-income related taxes	700		—		1,500
Allowance for bad debts	—		2,827		—
Foreign currency (gains) losses	1,750		(1,689)		1,273
Total pre-tax adjustments	2,450		12,947		2,773

Tax effect on pre-tax adjustments at the 35% statutory rate	(858)		(4,531)		(971)
Tax effect related to recent United States tax reform	(189,117)		—		—
Difference in tax provision on income before taxes in accordance with GAAP, including discrete tax items	5,944		5,506		3,177

Total of adjustments	(181,581)		13,922		4,979
Adjusted Net Income (Loss)	$(8,013)	$(0.08)	$2,894	$0.03	$3,211	$0.03

Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		98,279		98,542		98,797

			For the Years Ended
			Dec 31, 2017		Dec 31, 2016
			Net Income	Diluted EPS	Net Income	Diluted EPS
			(in thousands, except per share amounts)

Net Income (Loss) and Diluted EPS as reported in accordance with GAAP			$166,398	$1.68	$24,586	$0.25
Pre-tax adjustments for the effects of:
Inventory write-downs			—		30,490
Restructuring expenses			—		11,809
Allowance for bad debts			—		8,396
Charge related to prior year non-income related taxes			2,200		—
Fixed asset write-offs			—		13,790
Foreign currency losses			5,156		4,770
Total pre-tax adjustments			7,356		69,255
Tax effect on pre-tax adjustments at the 35% statutory rate			(2,575)		(24,239)
Tax effect related to recent United States tax reform			(189,117)		—
Difference in tax provision on income before taxes in accordance with GAAP, including discrete tax items			11,121		3,589

Total of adjustments			(173,215)		48,605
Adjusted Net Income (Loss)			$(6,817)	$(0.07)	$73,191	$0.74

Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)				98,238		98,424

Note:

For consistency in presentation, the difference in tax provision on income before taxes is computed using the U.S. statutory rate of 35.0% in determining Adjusted Net Income (Loss) for the respective periods.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and EBITDA Margins

	For the Three Months Ended			For the Year Ended
	Dec 31, 2017	Dec 31, 2016	Sep 30, 2017	Dec 31, 2017	Dec 31, 2016
	($ in thousands)

Net income (loss)	$173,568	$(11,028)	$(1,768)	$166,398	$24,586
Depreciation and amortization	53,039	56,287	53,513	213,519	250,247
Subtotal	226,607	45,259	51,745	379,917	274,833
Interest expense, net of interest income	3,324	4,915	6,653	20,462	21,418
Amortization included in interest expense	(283)	(285)	(283)	(1,132)	(1,145)
Provision for income taxes (benefit)	(188,346)	2,534	3,935	(184,242)	18,760
EBITDA	$41,302	$52,423	$62,050	$215,005	$313,866

Revenue	$484,175	$488,445	$476,120	$1,921,507	$2,271,603

EBITDA margin %	9%	11%	13%	11%	14%

2018 EBITDA Estimates

		Low	High
		(in thousands)
Loss before income taxes		$(110,000)	$(80,000)
Depreciation and amortization		210,000	220,000
	Subtotal	100,000	140,000
Interest expense, net of interest income		40,000	40,000
	EBITDA	$140,000	$180,000

Free Cash Flows
				For the Year Ended
				Dec 31, 2017	Dec 31, 2016
				(in thousands)
Net income				$166,398	$24,586
Depreciation and amortization				213,519	250,247
Other increases (decreases) in cash from operating activities				(243,439)	64,606
Cash flow provided by operating activities				136,478	339,439
Purchases of property and equipment				(93,680)	(112,392)
Free Cash Flow				$42,798	$227,047

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Three Months Ended December 31, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$1,056	$11,121	$580	$2,159	$2,779	$(26,810)	$(9,115)
Adjustments for the effects of:
Charge related to prior year non-income related taxes	600	100	—	—	—	—	700
Total of adjustments	600	100	—	—	—	—	700
Adjusted operating income (loss)	$1,656	$11,221	$580	$2,159	$2,779	$(26,810)	$(8,415)

Revenue	$91,584	$156,398	$73,376	$64,830	$97,987		$484,175
Operating income (loss) % as reported in accordance with GAAP	1%	7%	1%	3%	3%		(2)%
Operating income (loss) % using adjusted amounts	2%	7%	1%	3%	3%		(2)%

	For the Three Months Ended December 31, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$4,031	$4,068	$2,421	$3,197	$1,331	$(18,907)	$(3,859)
Adjustments for the effects of:
Restructuring expenses	3,786	3,730	2,054	1,388	532	319	11,809
Allowance for bad debts	855	97	194	1,681	—	—	2,827
Total of adjustments	4,641	3,827	2,248	3,069	532	319	14,636
Adjusted operating income	$8,672	$7,895	$4,669	$6,266	$1,863	$(18,588)	$10,777

Revenue	$108,352	$149,052	$94,096	$59,938	$77,007		$488,445
Operating income (loss) % as reported in accordance with GAAP	4%	3%	3%	5%	2%		(1)%
Operating income % using adjusted amounts	8%	5%	5%	10%	2%		2%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Three Months Ended September 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$5,009	$12,383	$6,512	$3,050	$6,602	$(23,025)	$10,531
Adjustments for the effects of:
Charge related to prior year non-income related taxes	1,275	225	—	—	—	—	1,500
Total of adjustments	1,275	225	—	—	—	—	1,500
Adjusted operating income	$6,284	$12,608	$6,512	$3,050	$6,602	$(23,025)	$12,031

Revenue	$104,617	$143,583	$80,116	$61,098	$86,706		$476,120
Operating income (loss) % as reported in accordance with GAAP	5%	9%	8%	5%	8%		2%
Operating income % using adjusted amounts	6%	9%	8%	5%	8%		3%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Year Ended December 31, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$22,366	$45,539	$10,279	$11,231	$22,039	$(100,798)	$10,656
Adjustments for the effects of:
Charge related to prior year non-income related taxes	1,875	325	—	—	—	—	2,200
Total of adjustments	1,875	325	—	—	—	—	2,200
Adjusted operating income	$24,241	$45,864	$10,279	$11,231	$22,039	$(100,798)	$12,856

Revenue	$393,655	$625,513	$291,993	$236,778	$373,568		$1,921,507
Operating income % as reported in accordance with GAAP	6%	7%	4%	5%	6%		1%
Operating income % using adjusted amounts	6%	7%	4%	5%	6%		1%

	For the Year Ended December 31, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$25,193	$75,938	$34,476	$7,551	$11,809	$(84,203)	$70,764
Adjustments for the effects of:
Inventory write-downs	25,200	5,290	—	—	—	—	30,490
Restructuring expenses	3,786	3,730	2,054	1,388	532	319	11,809
Allowance for bad debts	1,195	1,867	321	5,013	—	—	8,396
Fixed asset write-offs	10,840	2,950	—	—	—	—	13,790
Total of adjustments	41,021	13,837	2,375	6,401	532	319	64,485
Adjusted operating income	$66,214	$89,775	$36,851	$13,952	$12,341	$(83,884)	$135,249

Revenue	$522,121	$692,030	$472,979	$275,397	$309,076		$2,271,603
Operating income % as reported in accordance with GAAP	5%	11%	7%	3%	4%		3%
Operating income % using adjusted amounts	13%	13%	8%	5%	4%		6%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended December 31, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$1,056	$11,121	$580	$2,159	$2,779	$(26,810)	$(9,115)
Adjustments for the effects of:
Depreciation and amortization	27,445	13,437	8,127	2,336	794	900	53,039
Other pre-tax	—	—	—	—	—	(2,622)	(2,622)
EBITDA	28,501	24,558	8,707	4,495	3,573	(28,532)	41,302
Adjustments for the effects of:
Charge related to prior year non-income related taxes	600	100	—	—	—	—	700
Foreign currency (gains) losses	—	—	—	—	—	1,750	1,750
Total of adjustments	600	100	—	—	—	1,750	2,450
Adjusted EBITDA	$29,101	$24,658	$8,707	$4,495	$3,573	$(26,782)	$43,752

Revenue	$91,584	$156,398	$73,376	$64,830	$97,987		$484,175
Operating income (loss) % as reported in accordance with GAAP	1%	7%	1%	3%	3%		(2)%
EBITDA Margin	31%	16%	12%	7%	4%		9%
Adjusted EBITDA Margin	32%	16%	12%	7%	4%		9%

	For the Three Months Ended December 31, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$4,031	$4,068	$2,421	$3,197	$1,331	$(18,907)	$(3,859)
Adjustments for the effects of:
Depreciation and amortization	29,552	13,795	8,595	2,600	791	954	56,287
Other pre-tax	—	—	—	—	—	(5)	(5)
EBITDA	33,583	17,863	11,016	5,797	2,122	(17,958)	52,423
Adjustments for the effects of:
Restructuring expenses	3,786	3,730	2,054	1,388	532	319	11,809
Allowance for bad debts	855	97	194	1,681	—	—	2,827
Foreign currency (gains) losses	—	—	—	—	—	(1,689)	(1,689)
Total of adjustments	4,641	3,827	2,248	3,069	532	(1,370)	12,947
Adjusted EBITDA	$38,224	$21,690	$13,264	$8,866	$2,654	$(19,328)	$65,370

Revenue	$108,352	$149,052	$94,096	$59,938	$77,007		$488,445
Operating income (loss) % as reported in accordance with GAAP	4%	3%	3%	5%	2%		(1)%
EBITDA Margin	31%	12%	12%	10%	3%		11%
Adjusted EBITDA Margin	35%	15%	14%	15%	3%		13%
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$5,009	$12,383	$6,512	$3,050	$6,602	$(23,025)	$10,531
Adjustments for the effects of:
Depreciation and amortization	28,269	13,340	7,881	2,139	796	1,088	53,513
Other pre-tax	—	—	—	—	—	(1,994)	(1,994)
EBITDA	33,278	25,723	14,393	5,189	7,398	(23,931)	62,050
Adjustments for the effects of:
Charge related to prior year non-income related taxes	1,275	225	—	—	—	—	1,500
Foreign currency (gains) losses	—	—	—	—	—	1,273	1,273
Total of adjustments	1,275	225	—	—	—	1,273	2,773
Adjusted EBITDA	$34,553	$25,948	$14,393	$5,189	$7,398	$(22,658)	$64,823

Revenue	$104,617	$143,583	$80,116	$61,098	$86,706		$476,120
Operating income (loss) % as reported in accordance with GAAP	5%	9%	8%	5%	8%		2%
EBITDA Margin	32%	18%	18%	8%	9%		13%
Adjusted EBITDA Margin	33%	18%	18%	8%	9%		14%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Year Ended December 31, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$22,366	$45,539	$10,279	$11,231	$22,039	$(100,798)	$10,656
Adjustments for the effects of:
Depreciation and amortization	113,979	52,561	31,869	7,715	3,171	4,224	213,519
Other pre-tax	—	—	—	—	—	(9,170)	(9,170)
EBITDA	136,345	98,100	42,148	18,946	25,210	(105,744)	215,005
Adjustments for the effects of:
Charge related to prior year non-income related taxes	1,875	325	—	—	—	—	2,200
Foreign currency (gains) losses	—	—	—	—	—	5,156	5,156
Total of adjustments	1,875	325	—	—	—	5,156	7,356
Adjusted EBITDA	$138,220	$98,425	$42,148	$18,946	$25,210	$(100,588)	$222,361

Revenue	$393,655	$625,513	$291,993	$236,778	$373,568		$1,921,507
Operating income % as reported in accordance with GAAP	6%	7%	4%	5%	6%		1%
EBITDA Margin	35%	16%	14%	8%	7%		11%
Adjusted EBITDA Margin	35%	16%	14%	8%	7%		12%

	For the Year Ended December 31, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$25,193	$75,938	$34,476	$7,551	$11,809	$(84,203)	$70,764
Adjustments for the effects of:
Depreciation and amortization	140,967	53,759	34,042	14,336	3,120	4,023	250,247
Other pre-tax	—	—	—	—	—	(7,145)	(7,145)
EBITDA	166,160	129,697	68,518	21,887	14,929	(87,325)	313,866
Adjustments for the effects of:
Inventory write-downs	25,200	5,290	—	—	—	—	30,490
Restructuring expenses	3,786	3,730	2,054	1,388	532	319	11,809
Allowance for bad debts	1,195	1,867	321	5,013	—	—	8,396
Foreign currency (gains) losses	—	—	—	—	—	4,770	4,770
Total of adjustments	30,181	10,887	2,375	6,401	532	5,089	55,465
Adjusted EBITDA	$196,341	$140,584	$70,893	$28,288	$15,461	$(82,236)	$369,331

Revenue	$522,121	$692,030	$472,979	$275,397	$309,076		$2,271,603
Operating income % as reported in accordance with GAAP	5%	11%	7%	3%	4%		3%
EBITDA Margin	32%	19%	14%	8%	5%		14%
Adjusted EBITDA Margin	38%	20%	15%	10%	5%		16%